UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COVANTA HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

COVANTA HOLDING CORPORATION

445 South Street

Morristown, New Jersey 07960

(862) 345-5000

COVANTA HOLDING CORPORATION

445 South Street

Morristown, New Jersey 07960

SUPPLEMENT DATED MAY 3, 2012 TO PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2012

Disclosure Regarding Engagement of Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement for our Annual Meeting of Stockholders to be held on May 9, 2012, Covanta Holding Corporation engaged Okapi Partners to assist in soliciting proxies on our behalf. Okapi Partners may solicit proxies personally, electronically or by telephone. We have agreed to pay Okapi Partners $9,500, plus a success fee of $5,000 based on the voting upon proposals as management recommends and the election of directors. We have also agreed to reimburse Okapi Partners for its reasonable out-of-pocket expenses and to indemnify Okapi Partners and its employees against certain liabilities arising from or in connection with the engagement.

Except as described in this supplement the information provided in the Proxy Statement continues to apply. To the extent information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.